UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: December 14, 2006
(Date of Earliest Event Reported)
Akorn, Inc.
(Exact Name of Registrant as Specified in its Charter)

Louisiana (State or other Jurisdiction of Incorporation)	0-13976 (Commission File Number)	72-0717400 (I.R.S. Employer Identification No.)
2500 MILLBROOK DRIVE
BUFFALO GROVE, ILLINOIS 60089
(Address of principal executive offices)
(847) 279-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02     Unregistered Sales of Equity Securities
     Effective as of December 14, 2006, pursuant to the conversion provisions set forth in the Restated Articles of Incorporation of Akorn, Inc. (“Akorn”), all 66,000 outstanding shares of Series B 6.0% Participating Convertible Preferred Stock (the “Series B Preferred Stock”) of Akorn immediately and automatically converted into an aggregate of 2,804,800 shares of common stock, no par value (the “Common Stock”).
     As set forth in Akorn’s Restated Articles of Incorporation, all outstanding shares of Series B Preferred Stock immediately and automatically converted into shares of Common Stock on December 14, 2006, the date after the closing price per share of Akorn’s Common Stock equaled or exceeded $5.00 for 20 consecutive trading days. The closing price per share of Akorn’s Common Stock as reported on the American Stock Exchange equaled or exceeded $5.00 for 20 consecutive trading days as of the close of the market on December 13, 2006. A notice will be sent today to the holders of Series B Preferred Stock specifying that all shares of Series B Preferred Stock immediately and automatically converted into shares of Common Stock as of December 14, 2006. Consequently, all outstanding shares of Series B Preferred Stock automatically converted into shares of Common Stock on December 14, 2006.
     Each share of Series B Preferred Stock was converted into approximately 42.497 shares of Common Stock of Akorn. No fractional shares were issued. The number of shares of Common Stock was determined by dividing (x) the sum of (i) $100 plus (ii) an amount equal to the aggregate of all accrued but unpaid dividends (whether or not declared) on such share of Series B Preferred Stock by (y) the conversion price of $2.70. As a result, a total of 2,804,800 shares of Common Stock were issued and no shares of Series B Preferred Stock remain outstanding.
     Akorn received no consideration in connection with the automatic conversion.
     On November 28, 2006, a holder of Series B Preferred Stock converted 5,195 shares of Series B Preferred Stock into 220,226 shares of Common Stock at a conversion price of $2.70 per share. Also on this date, another holder of Series B Preferred Stock converted 3,000 shares of Series B Preferred Stock into 127,176 shares of Common Stock at a conversion price of $2.70 per share. Akorn received no consideration in connection with these conversions.
     On December 15, 2006, a holder of warrants to purchase shares of Akorn’s Common Stock (i) exercised warrants to purchase 140,012 shares of Common Stock at an exercise price of $3.50 per share in exchange for cash of $490,042, and (ii) exercised warrants to purchase 227,049 shares of Common Stock at an exercise price of $3.50 per share in exchange for cash of $794,671.50.
     The issuance of the Common Stock upon conversion of the Series B Preferred Stock was exempt from the registration requirements under the Securities Act of 1933, as amended, pursuant to Section 4(2) and/or Section 3(a)(9) thereof, because the shares of Series B Preferred Stock were exchanged for shares of the Common Stock exclusively with Akorn’s Series B Preferred Stock security holders and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange. The issuance of the Common Stock upon exercise of the warrants described herein was exempt from registration requirements under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof, because none of the transactions involved a public offering.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.
By:	/s/ Jeffrey A. Whitnell
Jeffrey A. Whitnell
Chief Financial Officer, Treasurer and Secretary

Date: December 18, 2006